Exhibit 99.(a)(5)

                 ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND, INC.

                             ARTICLES OF AMENDMENT

                             (Changing its Name to
                        AB Municipal Income Fund, Inc.)

            AllianceBernstein Municipal Income Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The Charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

            SECOND: The name of the corporation (hereinafter called the "Corporation") is AB Municipal Income Fund, Inc.

            SECOND: The Charter of the Corporation is hereby amended by changing the designation of certain of the issued and unissued shares of the Common Stock of California Portfolio, AllianceBernstein High Income Municipal Portfolio, National Portfolio, and New York Portfolio as follows:

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    Current Name of Class of Series                     Amended Name
--------------------------------------------------------------------------------
California Portfolio                        AB California Portfolio

     Class A Common Stock                        Class A Common Stock
     Class B Common Stock                        Class B Common Stock
     Class C Common Stock                        Class C Common Stock
     Advisor Class Common Stock                  Advisor Class Common Stock

--------------------------------------------------------------------------------
AllianceBernstein High Income Municipal    AB High Income Municipal Portfolio
Portfolio

     Class A Common Stock                        Class A Common Stock
     Class B Common Stock                        Class B Common Stock
     Class C Common Stock                        Class C Common Stock
     Advisor Class Common Stock                  Advisor Class Common Stock

--------------------------------------------------------------------------------
National Portfolio                          AB National Portfolio

     Class A Common Stock                        Class A Common Stock
     Class B Common Stock                        Class B Common Stock
     Class C Common Stock                        Class C Common Stock
     Advisor Class Common Stock                  Advisor Class Common Stock

--------------------------------------------------------------------------------
New York Portfolio                          AB New York Portfolio

     Class A Common Stock                        Class A Common Stock
     Class B Common Stock                        Class B Common Stock
     Class C Common Stock                        Class C Common Stock
     Advisor Class Common Stock                  Advisor Class Common Stock

--------------------------------------------------------------------------------

            THIRD: The amendment to the Charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The Charter amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

            THIRD: This amendment to the Charter of the Corporation will be effective on January 20, 2015, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

            IN WITNESS WHEREOF, AllianceBernstein Municipal Income Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by Robert M. Keith, President of the Corporation, and witnessed by Stephen J. Laffey, the Assistant Secretary of the Corporation, this 20th day of January, 2015. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's Charter are true in all material respects, and that this statement is made under the penalties of perjury.

                                                   ALLIANCEBERNSTEIN
                                                   MUNICIPAL INCOME FUND, INC.


                                                   By: /s/ Robert M. Keith
                                                       -------------------------
                                                       Robert M. Keith
                                                       President

WITNESS:

/s/ Stephen J. Laffey
-------------------------
Stephen J. Laffey
Assistant Secretary